EXHIBIT 3.1

GENESCO INC.
Second AMENDED AND RESTATED BYLAWS

ARTICLE I

CORPORATE OFFICES

The registered office of Genesco Inc. (the “Corporation”) within the State of Tennessee shall be located at 535 Marriott Drive, Nashville, Tennessee 37214. The Corporation may also have such other offices, including its principal office, at such places, within or without the State of Tennessee, as the board of directors may from time to time designate or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS’ MEETING
Section 1.
Annual Meetings. The annual meeting of shareholders shall be held at 10:00 A.M. on the fourth Thursday in the month of June each year, or on such other date during the year and at such other time as may be designated by the board of directors and stated in the notice of meeting, for the purpose of electing directors and transacting such other business as may be properly brought before the meeting.
Section 2.
Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the chairman of the board or the board of directors pursuant to a resolution adopted by a majority of the entire board of directors and shall be called by the chairman of the board or the secretary at the written request of persons holding of record at least 10% of all of the votes entitled to be cast on any issues proposed to be considered at the proposed special meeting, which written request shall be validly signed, dated and delivered to the Corporation’s secretary. Such written request shall state with specificity the purpose or purposes of such meeting, including all statements necessary to make any statement of such purpose not incomplete, false or misleading, and include any other information specified in Schedule 14A, Rule 14a-3 or Rule 14a-8 of the Rules and Regulations of the Securities and Exchange Commission. The board of directors may postpone or reschedule any previously scheduled special meeting. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice of meeting.
Section 3.
Notice of Meetings. A written notice of each meeting of shareholders stating the place, date and time of the meeting, and, in the case of a special meeting, describing the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to notice of such meeting not less than ten days nor more than two months before the date of the meeting.
Section 4.
Place of Meetings. Meetings of shareholders shall be held at such places, within or without the State of Tennessee, as may be designated by the board of directors and stated in the notice of meeting.
Section 5.
Quorum. The holders of shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the charter or the Act provides otherwise, the holders of a majority of the votes entitled to be cast on a matter by a voting group constitute a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, the holder is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting. If a quorum of a voting group shall not be present or represented at any meeting, the shares entitled to vote thereat shall have the power to adjourn the meeting to a different date, time or place without notice other than announcement at the meeting of the new time, date or place to which the meeting is adjourned. At any adjourned meeting at which a quorum of any voting group shall be present or represented, any business may be transacted by such voting group which might have been transacted at the meeting as originally called.
Section 6.
Director Nominations. The nomination of a person for election as a director at a meeting of shareholders can be made only (i) as specified in the Corporation’s notice of such meeting (or any supplement thereto), (ii) as otherwise properly brought before the meeting by or at the direction of the board of directors or a committee appointed by the board of directors authorized to make such nominations or (iii) with respect to any annual meeting of shareholders, by any shareholder who (x) is a shareholder of record both at the time the notice is provided and at the record date and is entitled to notice of and to vote at the meeting (an “Eligible Shareholder”) and (y) complies with the provisions of this Section 6 of Article II, Section 8 of Article II and Rule 14a-19 under the Exchange Act. The foregoing clause (iii) shall be the exclusive means for a shareholder to submit any director nomination. A shareholder who wishes to make a director nomination (other than a nomination by or at the direction of the board of directors or a committee thereof) must first deliver notice in proper written form to the secretary of the Corporation (i) in the case of annual meetings to be held on the fourth Thursday in the month of June (the “Stated Date”) or within thirty days thereafter, not less than sixty days nor more than ninety days prior to the Stated Date and (ii) in the case of an annual meeting which is being held on a date other than the Stated Date or within thirty days thereafter or in the case of any special meeting of shareholders, within ten days after the earlier of the date on which notice of the meeting is first mailed to shareholders or the date on which public disclosure (as defined below) is first made of the date of such shareholders’ meeting, whichever occurs first. To be in proper written form, an Eligible Shareholder’s notice shall set forth in writing (a) as to each person whom the Eligible Shareholder proposes to nominate for election or re-election as a director (the “Nominee”), (i) the name, age, business address and residence address of such Nominee, (ii) the principal occupation or employment of such Nominee, (iii) a description of all direct and indirect compensation and other material agreements, arrangements and understandings, and any other material relationships, in any such case during the past three years, between or among the Eligible Shareholder, any Proposing Shareholder (as defined below) and/or any Shareholder Associated Person (as defined below) thereof with respect to such nomination, on the one hand, and each Nominee and his or her respective Affiliates and Associates (as such terms are defined below), or others acting in concert therewith, on the other hand, (iv) all information with respect to the Nominee that would be required to be provided to the Corporation pursuant to clause (b) of this paragraph below if the Nominee were a Proposing Shareholder with respect to the nomination of any person for election as a director of the Corporation, (v) any other information relating to the Nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitations of proxies in a contested election of directors, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (including, without limitation, the Nominee’s written consent to being named in a proxy statement, nominated as a director and serving as a director if elected), and (vi) a fully completed and signed questionnaire, in the form provided by the Corporation, regarding the background and qualifications of the Nominee to serve as a director, a copy of which may be obtained upon request to the secretary of the Corporation, and (b) as to the Eligible Shareholder and any Proposing Shareholder with respect to the Nominee, (i) the name and address, as they appear on the Corporation’s books and otherwise, of the Eligible Shareholder, any Proposing Shareholder and any Shareholder Associated Person thereof covered by clauses (ii)-(iv) below, (ii) the class and number of shares of stock of the Corporation which are directly or indirectly beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) (provided that a person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of stock of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future) and/or owned of record by such Eligible Shareholder, such Proposing Shareholder and any Shareholder Associated Person thereof, including, if such Proposing Shareholder is a beneficial owner holding shares in “street name” through a broker, bank or other nominee, a written statement from such broker, bank or nominee verifying such ownership, (iii) a description of any economic interest in or in respect of or any other right with respect to (including from a third party), any securities of the Corporation (or any rights, options or other securities convertible into or exercisable or exchangeable for such securities or any obligations measured by the price or value of any securities of the Corporation, including, without limitation, any swaps or other derivative arrangements), including any short interest or other borrowing arrangement in respect of any securities of the Corporation (collectively, the “Derivative Securities”), held by the such Eligible Shareholder, such Proposing Shareholder and any Shareholder Associated Person thereof, (iv) a description of all agreements, arrangements, proxies and understandings between such Eligible Shareholder, such Proposing Shareholder or any Shareholder Associated Person thereof, on the one hand, and any other person(s) (including any Shareholder Associated Person, or the Nominee), on the other hand, in connection with or related to the ownership or voting of capital stock of the Corporation or the Derivative Securities (including, without limitation, pursuant to which such Eligible Shareholder, such Proposing Shareholder or any Shareholder Associated Person thereof has a right to vote any shares or other securities of the Corporation), or the proposed director nomination, (v) any information relating to such Eligible Shareholder, such Proposing Shareholder or any Shareholder Associated Person thereof that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in a contested election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (vi) a representation as to whether such Eligible Shareholder, such Proposing Shareholder or any Shareholder Associated Person thereof intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares reasonably believed by the Proposing Shareholder to be sufficient to elect the Nominee and/or otherwise to solicit proxies from the shareholders of the Corporation in support of such nomination in accordance with Rule 14a-19 under the Exchange Act, and (vii) a representation that the Eligible Shareholder or a Qualified Representative (as defined below) thereof intends to appear in person or by proxy at the meeting to propose such nomination. In addition, any such Eligible Shareholder shall provide to the Corporation such additional information that the Corporation may reasonably request from time to time regarding the Eligible Shareholder, any Proposing Shareholder or any Shareholder Associated Person thereof, if any, and/or to determine the eligibility or qualifications of the Nominee to serve as a director or an independent director, or that could be material to a reasonable shareholder’s understanding of the qualifications and/or independence, or lack thereof, of the Nominee as a director. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 6 of Article II and Section 8 of Article II. The number of nominees a Proposing Shareholder may nominate for election at a meeting of the shareholders shall not exceed the number of directors to be elected at such meeting. Nothing in this Section 6 of Article II shall be deemed to affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the charter.
Section 7.
Notice of New Business. At an annual meeting of the shareholders only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting. To be properly brought before the annual meeting such new business must be a proper matter for shareholder action and must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a shareholder who (x) is an Eligible Shareholder and (y) complies with the provisions of this Section 7 of Article II and Section 8 of Article II. The foregoing clause (c) shall be the exclusive means for a shareholder to propose any business at any shareholders’ meeting; provided, however, that nothing set forth in this Section 7 of Article II or Section 8 of Article II shall be deemed to affect any right of shareholders to request the inclusion of any shareholder proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. For business to be properly brought before the annual meeting by a shareholder, the Eligible Shareholder must have given timely notice thereof in proper written form to the secretary of the Corporation. To be timely, an Eligible Shareholder’s notice must be delivered to or mailed to the secretary of the Corporation and received at the principal executive offices of the Corporation, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. An Eligible Shareholder’s notice to the secretary of the Corporation shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) as to the Eligible Shareholder, any Proposing Shareholder and any Shareholder Associated Person thereof, all information described in clauses (b)(i)-(vii) of Section 6 of Article II above (substituting references to the proposed nomination with the proposed business, where applicable), (b) as to each matter the Eligible Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions intended to be presented at the meeting and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment, and the reasons for conducting such business at the annual meeting, and (c) any material interest of the Eligible Shareholder, any Proposing Shareholder or any Shareholder Associated Person thereof in such business, including a description of all agreements, arrangements and understandings between such Eligible Shareholder, such Proposing Shareholder or any Shareholder Associated Person thereof, on the one hand, and any other person(s) (including any Shareholder Associated Person), on the other hand (including the name(s) of such other person(s)) in connection with or related to the proposal of such business. In addition, any such Eligible Shareholder shall provide to the Corporation such additional information that the Corporation may reasonably request from time to time regarding such Eligible Shareholder, any Proposing Shareholder or any Shareholder Associated Person thereof, if any, and/or the business that such Eligible Shareholder proposes to bring before the meeting. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 7 of Article II and Section 8 of Article II.
Section 8.
General Provisions Regarding Nominations and Proposals.
(a)
An Eligible Shareholder providing notice of a nomination or business proposed to be brought before a meeting in accordance with Section 6 of Article II or Section 7 of Article II, as applicable, shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 6 of Article II or Section 7 of Article II, as applicable, shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than five business days prior to the date for the meeting, or if practicable (or, if not practicable, on the first practicable date prior to), any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).
(b)
If (i) any information required to be provided pursuant to Section 6 of Article II or Section 7 of Article II, as applicable, or this Section 8 of Article II, in connection with any proposed director nomination or business (the “Required Information”), is not provided, (ii) any Required Information is inaccurate in any material respect, or (iii) the Eligible Shareholder, any Proposing Shareholder and/or any Shareholder Associated Person thereof has not acted in accordance with the representations made in the Required Information, then, as applicable, the nomination proposed by any such Eligible Shareholder shall be deemed not to have been provided in accordance with these bylaws, and the business proposed by any such Eligible Shareholder shall be deemed not to be properly before the meeting in accordance with these bylaws.
(c)
The chairman of the meeting shall, if the facts warrant, determine that a nomination was not provided in accordance with these bylaws or that business was not properly brought before the meeting in accordance with these bylaws, as applicable, and if the chairman should so determine, the chairman shall so declare to the meeting and any such nomination shall be disregarded and any such business not properly brought before the meeting shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(d)
In no event will the adjournment of a meeting of shareholders or (to the extent permitted by applicable law) postponement of a meeting of shareholders for which notice has already been given, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in Section 6 of Article II or Section 7 of Article II.
(e)
In addition to complying with the terms of these bylaws, an Eligible Shareholder, any Proposing Shareholder and any Shareholder Associated Person thereof shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Section 6 of Article II or Section 7 of Article II.
(f)
Notwithstanding the provisions of Section 6 of Article II, unless otherwise required by law, if any Eligible Shareholder, Proposing Shareholder or Shareholder Associated Person thereof (1) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for the Nominee. Upon request by the Corporation, if any Eligible Shareholder, Proposing Shareholder or Shareholder Associated Person thereof provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Eligible Shareholder, Proposing Shareholder or Shareholder Associated Person shall deliver to the Corporation, no later than five days prior to the applicable meeting of shareholders, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.
(g)
For purposes of these bylaws, (w) “Affiliates” and “Associates” shall have the meanings given such terms in Rule 12b-2 under the Exchange Act, (x) “Proposing Shareholder” means the shareholder of record of the Corporation making any director nomination or proposing any business pursuant to Section 6 of Article II or Section 7 of Article II, as applicable, or, if different, the beneficial owner of shares of capital stock of the Corporation on whose behalf any director nomination or business is proposed pursuant to Section 6 of Article II or Section 7 of Article II, as applicable, (y) “Shareholder Associated Person” of any Proposing Shareholder means (i) any Affiliate or Associate of such Proposing Shareholder, (ii) any person directly or indirectly controlling, controlled by or under common control with any such Shareholder Associated Person referred to in clause (i) above, or (iii) any person acting in concert in respect of any matter involving the Corporation or its securities with such Proposing Shareholder, or any Shareholder Associated Person referenced in clauses (i) or (ii) above, and (z) “public disclosure” includes disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.
Section 9.
Voting. As provided in the charter, each nominee for director shall be elected by the affirmative vote of a majority of the votes cast by shareholders entitled to vote with respect to the director at any meeting of shareholders for the election of directors at which a quorum is present, provided that if, as of the record date for a meeting of shareholders at which directors are to be elected, the election is contested, the directors shall be elected by a plurality of the votes cast in person or by proxy at the meeting at which a quorum is present. A “contested election” means any meeting of shareholders at which the number of candidates exceeds the number of directors to be elected and with respect to which (a) a shareholder has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with Article II of these bylaws (or any successor provision) for advance notice of nomination of a director by a shareholder; and (b) on or before the record date of the meeting at which directors are to be elected, the notice: (i) has not been withdrawn in writing to the secretary of the Corporation; (ii) has not been determined not to be a valid notice of nomination, with such determination made by the board of directors, or if challenged in court, by a final court order; or (iii) has not been determined by the board of directors in good faith not to create a bona fide election contest. Shareholder action on any other matter is approved by a voting group, if the votes cast by shareholders within the voting group in favor of the action exceed the votes cast by shareholders within the voting group in opposition to such action, unless the charter or the Act provides otherwise. If two or more groups are entitled to vote separately on a matter, action on the matter is approved only when approved by each voting group.
Section 10.
Adjournment. If a meeting of shareholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the new date, time and place are announced at the meeting before the adjournment. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the time originally designated for the meeting if a quorum existed at the time originally designated for the meeting; provided, however, if a new record date is or must be fixed under the Act or these bylaws, a notice of the adjourned meeting must be given to shareholders as of the new record date.
Section 11.
Proxies. A shareholder may appoint a proxy to vote at a meeting of shareholders or otherwise act for him by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven months, unless another period is expressly provided for in the appointment form. An appointment of a proxy is revocable by the shareholder, unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the board of directors.
Section 12.
Presiding Officer and Secretary. Meetings of the shareholders shall be presided over by the chairman of the board, or if the chairman is not present or if the Corporation shall not have a chairman of the board, by the president, or if neither the chairman of the board nor the president is present, by a vice president or in the absence of the foregoing persons by a chairman designated by the board of directors, or the absence of such designation by a chairman chosen at the meeting. The secretary or, in his or her absence, an assistant secretary shall act as secretary of every meeting, but if neither the secretary nor an assistant secretary is present, the presiding officer of the meeting shall appoint a person to act as secretary of the meeting.
Section 13.
Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The board of directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. Notwithstanding anything contained herein to the contrary, if an Eligible Shareholder (or a Qualified Representative thereof) does not appear at a meeting of shareholders of the Corporation to present a nomination or business proposed pursuant to Section 6 of Article II or Section 7 of Article II, respectively, or any Rule 14a-8 shareholder proposal, as applicable, unless otherwise determined by the Corporation in advance of such meeting, the chairman of the meeting may determine and declare that such nomination shall be disregarded and such proposed business or Rule 14a-8 proposal shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 13 of Article II, to be considered a “Qualified Representative” of the Eligible Shareholder, a person must be a duly authorized officer or other agent of such Eligible Shareholder, or must be authorized by a writing executed by such Eligible Shareholder or an electronic transmission delivered by such Eligible Shareholder to act for such Eligible Shareholder as proxy at the meeting of shareholders in accordance with applicable law, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.
ARTICLE III

RECORD DATE

In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other action, the board of directors may fix, in advance, a record date, which shall not be more than seventy nor less than ten days before the date of such meeting, nor more than seventy days prior to any other action. If no record date is fixed (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the day on which the first notice is given to such shareholders and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day that the board of directors authorizes the action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the board of directors fixes a new record date. The board of directors must fix a new record date, if the meeting is adjourned to a date more than four months after the date fixed for the original meeting.

ARTICLE IV

DIRECTORS
Section 1.
Number and Term. The business and affairs of the Corporation shall be managed under the direction of a board of directors consisting of not less than five nor more than twenty members, the number of which shall be fixed by the board of directors. Each director shall hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal. A decrease in the number of directors shall not shorten an incumbent director’s term.
Section 2.
Committees. The board of directors, with the approval of a majority of all the directors in office when the action is taken, may create one or more committees. A committee shall consist of one or more directors who serve at the pleasure of the board of directors. Any such committee, to the extent specified by the board of directors, may exercise the authority of the board of directors in the management of the business and affairs of the Corporation, except that a committee may not: (i) authorize distributions, except according to a formula or method prescribed by the board of directors; (ii) fill vacancies on the board of directors or any of its committees; (iii) adopt, amend or repeal bylaws; (iv) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or (v) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or senior executive officer of the Corporation to do so within limits specifically prescribed by the board of directors. The provisions of Sections 7, 8, 9, 10, 11 and 12 of this Article IV and the provisions of Article V applicable to the board of directors shall also apply to committees.
Section 3.
Compensation. Directors shall receive such compensation as shall be fixed by the board of directors and shall be entitled to reimbursement for any reasonable expenses incurred in attending meetings and otherwise carrying out their duties. Directors may also serve the Corporation in any other capacity and receive compensation therefor.
Section 4.
Removal. Shareholders may remove one or more directors with or without cause. If a director is elected by a voting group of shareholders, only shareholders of that voting group may participate in the vote to remove such director without cause. A director may be removed only at a meeting called and noticed for the purpose of removing such director and if the number of votes cast to remove such director exceeds the number of votes cast not to remove such director.
Section 5.
Resignation. A director may resign at any time by delivering written notice to the Corporation, the board of directors, the chairman of the board or the president. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date.
Section 6.
Vacancies. Subject to the provisions of the charter, the board of directors may fill any vacancy occurring on the board of directors, including any vacancy resulting from an increase in the number of directors or from the resignation or removal of a director. If the directors remaining in office constitute fewer than a quorum, the board of directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.
Section 7.
Quorum and Voting. A quorum of the board of directors consists of a majority of the number of directors fixed by the board of directors pursuant to Section 1 of this Article IV. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors.
Section 8.
Regular Meetings. Regular meetings of the board of directors may be held without notice at such places, within or without the State of Tennessee, on such dates and at such times as the board of directors may determine from time to time.
Section 9.
Special Meetings. Special meetings of the board of directors may be called by the chairman of the board, the president or any three directors and shall be held at such places, within or without the State of Tennessee, on such dates and at such times as may be stated in the notice of meeting.
Section 10.
Notices. Special meetings of the board of directors must be preceded by at least one days’ notice of the date, time and place of the meeting. The notice need not describe the purpose of the meeting. Notice of an adjourned meeting need not be given, if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken and if the period of any one adjournment does not exceed one month. Notices of meetings of directors may be delivered by electronic transmission.

Section 11.
Meeting by Telephone. Any or all directors may participate in a regular or special meeting by conference telephone or any other means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
Section 12.
Action by Written Consent. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting, if all directors consent to the taking of such action without a meeting by signing one or more written consents describing the action taken and indicating each signing director’s vote or abstention on the action. The affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the board of directors without a meeting. The written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is the act of the board of directors when one or more consents signed by all the directors are delivered to the Corporation. The consent may specify the time at which the action thereunder is effective. A director’s consent may be withdrawn by a revocation signed by the director and delivered to the Corporation prior to the delivery to the Corporation of unrevoked written consents signed by all of the directors.
ARTICLE V

WAIVER OF NOTICE

A shareholder or director may waive any notice required to be given by the Act, the charter or these bylaws before or after the date and time stated in the notice. The waiver must be in writing, signed by the shareholder or director entitled to the notice and delivered to the Corporation and filed in the Corporation’s minutes or corporate records, except that a shareholder’s or director’s attendance at or participation in a meeting may constitute a waiver of notice under the Act. Neither the business to be transacted at, nor the purpose of, any meeting of the shareholders or directors need be specified in any waiver of notice.

ARTICLE VI

OFFICERS
Section 1.
Election and Term. At the first meeting of the board of directors following the annual meeting of shareholders, or as soon thereafter as is conveniently possible, the board of directors shall elect a president and a secretary and such other officers as the board of directors may determine, including a chairman of the board, a vice chairman of the board, one or more vice presidents (any one or more of which may be designated as a senior or executive vice president), a treasurer, a controller and one or more assistant vice presidents, assistant treasurers, assistant controllers and assistant secretaries. The board of directors may elect officers at such additional times as it deems advisable. Each officer of the Corporation shall serve until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person, except that the president may not serve as the secretary.
Section 2.
Compensation. The salaries and other compensation of the officers of the Corporation shall be determined by the board of directors or an authorized committee thereof.
Section 3.
Removal. The board of directors may remove any officer at any time, with or without cause, but no such removal shall affect the contract rights, if any, of the person so removed.
Section 4.
Resignation. An officer of the Corporation may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if it provides that the successor does not take office until the effective date. An officer’s resignation does not affect the Corporation’s contract rights, if any, with the officer.
Section 5.
Duties. The duties and powers of the officers of the Corporation shall be as follows:
(a)
Chairman of the Board - The chairman of the board shall (i) be chosen from among the members of the board of directors and (ii) perform such duties and exercise such authority as from time to time may be assigned or granted by the board of directors.
(b)
President - The president shall (i) preside at all meetings of the shareholders and the board of directors during the absence or disability of the chairman of the board and (ii) perform such other duties and exercise such authority as from time to time may be assigned by the chief executive officer, if other than the president, or by the board of directors.
(c)
Vice Presidents - The vice presidents in the order designated by the board of directors, shall exercise the functions of the president during the absence or disability of the president and shall perform such other duties as may be assigned by the chief executive officer, if other than the president, the president or the board of directors.
(d)
Treasurer - The treasurer shall (i) have general supervision over the funds of the Corporation and the investment or deposit thereof, (ii) advise the officers and, if requested, the board of directors regarding the financial condition of the Corporation and (iii) perform such other duties as may be assigned by the chief executive officer, if other than the president, the president, any vice president designated by the board of directors as the chief financial officer of the Corporation or the board of directors.
(e)
Controller - The controller shall (i) be the chief accounting officer of the Corporation with general supervision over the accounting books and records of the Corporation, (ii) be responsible for maintaining proper internal controls over the assets of the Corporation and preparing accurate financial statements and (iii) perform such other duties as may be assigned by the chief executive officer, if other than the president, the president, any vice president designated by the board of directors as the chief financial officer of the Corporation or the board of directors.
(f)
Secretary - The secretary shall (i) attend the meetings of the shareholders, the board of directors and committees of the board of directors and prepare minutes of all such meetings in a book to be kept for that purpose, (ii) give, or cause to be given, such notice as may be required of all meetings of the shareholders, board of directors and committees of the board of directors, (iii) authenticate records of the Corporation and (iv) perform such other duties as may be assigned by the chairman of the board, the president or the board of directors.

The board of directors shall designate either the chairman of the board or the president as the chief executive officer of the Corporation, and such chief executive officer shall be primarily responsible for the general management of the business affairs of the Corporation and for implementing the policies and directives of the board of directors and shall have authority to make contracts on behalf of the Corporation in the ordinary course of the Corporation’s business.

ARTICLE VII

DIRECTOR INDEMNIFICATION

To the maximum extent permitted by law, subject to the limitations contained in this Article VII, the Corporation shall indemnify an individual who is a party to a proceeding because such individual is or was a director against any liability incurred in the proceeding and, prior to the disposition thereof, advance the reasonable expenses incurred by such director in connection with the proceeding, except that the Corporation shall not be required to indemnify or advance expenses to any director for liability or expenses incurred in a proceeding initiated by or on behalf of such director or to which such director voluntarily becomes a party, other than a suit to enforce indemnification rights. A director’s rights to advancement of expenses are conditioned upon the director’s furnishing the Corporation: (a) a written affirmation, personally signed by or on behalf of the director, of the director’s good faith belief that the director is not liable for (i) a breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distributions or (iv) profits made from the purchase or sale by the director of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar provisions of any federal or state statutes or regulations, and (b) a written opinion of counsel for the director in the proceeding to the effect that, based on the facts known to such counsel, it is reasonably possible that the director will not be found liable contrary to the director’s affirmation and (c) a written undertaking (in the form of an unlimited general obligation of the director, which need not be secured) personally signed by or on behalf of the director to repay any advances, if a judgment or other final adjudication adverse to the director establishes the director’s liability contrary to the director’s affirmation. A director’s rights to indemnification and advancement of expenses as provided in this Article VII are intended to be greater than those which are otherwise provided for in the Act notwithstanding the director’s failure to meet the standard of conduct required for permissive indemnification under the Act, are contractual in nature between the Corporation and the director and are mandatory. No indemnification under this Article VII may be made in advance of a final disposition of such proceeding or if a judgment or other final adjudication adverse to the director establishes the director’s liability for (i) a breach of the director’s duty of loyalty to the Corporation of its shareholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distributions, or (iv) profits made from the purchase or sale by the director of securities of the Corporation pursuant to the provisions of Section 16(b) of the Exchange Act or any similar provisions of any federal or state statutes or regulations. A settlement without the Corporation’s prior written consent shall not be deemed a final disposition, and no indemnification for any amount paid in such a settlement may be made under this Article VII. A director’s rights to indemnification and advancement of expenses under this bylaw shall not be exclusive of other rights to which a director may be entitled under an insurance policy, the Act, the charter, a resolution of shareholders or directors or an agreement providing for indemnification. The board of directors is authorized to adopt such resolutions and enter into such agreements indemnifying directors as are permitted by law and as are deemed by the board to be in the interests of the Corporation.

ARTICLE VIII

OFFICER INDEMNIFICATION

To the maximum extent permitted by law, subject to the limitations contained in this Article VIII, the Corporation shall indemnify an individual who is a party to a proceeding because such individual is or was an officer of the Corporation against any liability incurred in the proceeding and, prior to the disposition thereof, advance the reasonable expenses incurred by such officer in connection with the proceeding, except that the Corporation shall not be required to indemnify or advance expenses to any officer, (i) if it is determined that the officer did not conduct himself or herself in good faith and in the reasonable belief that his or her conduct was not opposed to the Corporation’s best interests and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, (ii) if it is determined that the officer is liable for profits made from the purchase or sale by the officer of securities of the Corporation pursuant to the provisions of Section 16(b) of the Exchange Act or any similar provisions of any federal or state statutes or regulations or (iii) in connection with a proceeding initiated by or on behalf of such officer or to which such officer voluntarily becomes a party, other than a suit to enforce indemnification rights. No indemnification shall be made by the Corporation for any amount paid in settlement without the Corporation’s prior written consent. An officer’s conduct with respect to an employee benefit plan for a purpose such officer reasonably believes to be in the interests of the participants in and beneficiaries of the plan is conduct that is not opposed to the Corporation’s best interests. The termination of a proceeding by a judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative whether the officer’s conduct was opposed to the Corporation’s best interests. The determination on behalf of the Corporation of whether an officer is entitled to indemnification or advancement of expenses under this Article VIII shall be made by the board of directors or a committee thereof or by independent special legal counsel in accordance with the provisions of Section 48-18-506 of the Act relating to indemnification of directors. An officer’s rights to advancement of expenses are also conditioned upon the officer’s furnishing the Corporation: (a) a written affirmation, personally signed by or on behalf of the officer, of such officer’s good faith belief that the officer is or will be entitled to indemnification for liability under the terms of this Article VIII and (b) a written undertaking (in the form of an unlimited general obligation of the officer, which need not be secured) personally signed by or on behalf of the officer to repay any advances, if a judgment or other final adjudication adverse to the officer establishes the officer’s liability contrary to the officer’s affirmation. An officer’s rights to indemnification and advancement of expenses as provided in this Article VIII are intended to be greater than those which are otherwise provided for in the Act notwithstanding the officer’s failure to meet the standard of conduct required for permissive indemnification under the Act, are contractual in nature between the Corporation and the officer and are mandatory. An officer’s rights to indemnification and advancement of expenses under this bylaw shall not be exclusive of other rights to which an officer may be entitled under an insurance policy, the Act, the charter, a resolution of shareholders or directors or an agreement providing for indemnification.

ARTICLE IX

SHARES AND THEIR TRANSFER
Section 1.
Certificates for Stock. The shares of the Corporation’s stock may be certificated or un-certificated, as provided under Tennessee law, and shall be entered in the books of the Corporation and registered as they are issued. Except as otherwise provided by law, the rights and obligations of the holders of un-certificated shares and the rights and obligations of the holders of certificated shares of the same class and series, shall be identical. To the extent required by law, a record shall be kept of the respective names of the persons, firms or corporations owning the Corporation’s stock whether or not represented by certificates, the number and class of shares owned thereby, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Any certificates representing shares of stock shall be in such form as the board of directors shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by the shareholder. Any certificates issued to any shareholder of the Corporation shall bear the name of the Corporation and state that it is organized under the laws of Tennessee, the name of the shareholder, and the number and class (and the designation of the series, if any) of the shares represented. Where applicable, any certificate issued to any shareholder of the Corporation shall also summarize the designations, relative rights, preferences, and limitations applicable to each class of stock and the variations in rights, preferences, and limitations determined for each series of stock (and the authority of the board of directors to determine variations for future series). Each certificate shall be signed either manually or by facsimile, by (i) the chairman of the board, the president or a vice president and (ii) by the secretary or an assistant secretary, and, if the Corporation has a seal, shall be sealed with the seal of the Corporation or a facsimile thereof. If the person who signed a share certificate, either manually or by facsimile, no longer holds office when the certificate is issued, then the certificate is nevertheless valid. Where required under Tennessee law, within a reasonable time after the issuance or transfer of un-certificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the Tennessee, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s charter, these bylaws, any agreement among shareholders or any agreement between shareholders and the Corporation. The written notice shall also set forth any the designations, relative rights, preferences, and limitations applicable to each class of stock and the variations in rights, preferences, and limitations determined for each series of stock (and the authority of the board of directors to determine variations for future series). Where required under Tennessee law, upon a holder’s request, the Corporation shall provide evidence of ownership of such holder’s un-certificated shares.
Section 2.
Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of un-certificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books. Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the Corporation. Upon the receipt of proper transfer instructions from the registered owner of un-certificated shares, such un-certificated shares shall be cancelled, issuance of new equivalent un-certificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile or other electronic transmission. The board of directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock
Section 3.
Lost, Stolen or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the board of directors may require and shall, if the board of directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the board of directors, as the board of directors may require, whereupon the Corporation may issue (i) a new certificate or certificates of stock or (ii) un-certificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed.
ARTICLE X

EMERGENCY BYLAW

In the event that a quorum of directors cannot be readily assembled because of a catastrophic event, the board of directors may take action by the affirmative vote of a majority of those directors present at a meeting and may exercise any emergency power granted to a board of directors under the Act not inconsistent with this bylaw. If less than three regularly elected directors are present, the director present having the greatest seniority as a director may appoint one or more persons (not to exceed the number most recently fixed by the board pursuant to Section 1 of Article IV) from among the officers or other executive employees of the Corporation to serve as substitute directors. If no regularly elected director is present, the officer present having the greatest seniority as an officer shall serve as a substitute director, shall appoint up to four additional persons from among the officers or other executive employees of the Corporation to serve as substitute directors. Special meetings of the board of directors may be called in an emergency by any director or, if no director is present at the Corporation’s principal offices, by the officer present having the greatest seniority as an officer.

ARTICLE XI

CORPORATE SEAL

The Corporation may have a corporate seal, but the use of or failure to use any such seal shall not have any legal effect on any action taken or instrument executed by or on behalf of the Corporation. The seal may be used by impressing or affixing it to an instrument or by causing a facsimile thereof to be printed or otherwise reproduced thereon.

ARTICLE XII

FISCAL YEAR

The fiscal year of the Corporation shall begin the first day following the Saturday nearest January 31st of such year.

ARTICLE XIII

AMENDMENT

The board of directors may amend or repeal these bylaws, unless (i) the charter or the Act reserves this power exclusively to shareholders or (ii) the shareholders, in amending or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw. Shareholders may amend or repeal any bylaw, even though the bylaws may also be amended or repealed by the board of directors. Action by the board of directors with respect to the bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.

ARTICLE XIV

GENERAL PROVISIONS
Section 1.
Definitions. The term “Act” as used in these bylaws refers to the Tennessee Business Corporation Act, as amended from time to time. Terms defined in the Act shall have the same meanings when used in these bylaws.
Section 2.
Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court for the Middle District of Tennessee or, if such court lacks jurisdiction, any Tennessee state court that has jurisdiction, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (c) any action asserting a claim arising pursuant to any provision of the Tennessee Business Corporation Act, and (d) any action asserting a claim governed by the internal affairs doctrine. Any person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 2 of Article XIV.
Section 3.
Severability. If any provision of these bylaws is held to be illegal, invalid or unenforceable under any present or future law, such provision shall be fully separable, and these bylaws shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of these bylaws shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Notwithstanding the foregoing, if any provision or provisions of these bylaws shall be held to be invalid, illegal or unenforceable, but only as applied to any person or entity or specific circumstance, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and the application of such provision to other persons or entities shall not in any way be affected or impaired thereby.

ARTICLE XV

TENNESSEE CONTROL SHARE ACQUISITION STATUTE

Control share acquisitions of shares of the Corporation’s capital stock are governed by and subject to the provisions of the Tennessee Control Share Acquisition Act. Section 15 of the Tennessee Control Share Acquisition Act shall apply to the Corporation.

As amended and restated by the board of directors on October [27], 2022.